Exhibit 99.1

MISONIX FISCAL 2020 THIRD QUARTER REVENUE RISES TO $17.9 MILLION

FARMINGDALE, N.Y., May 11, 2020 -- Misonix, Inc. (Nasdaq: MSON) (“Misonix” or the “Company”), a provider of minimally invasive therapeutic ultrasonic medical devices and regenerative products that enhance clinical outcomes, today reported financial results for the fiscal 2020 third quarter ended March 31, 2020 as summarized below:

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Product revenue	$17,902,512	$9,556,590	$48,770,419	$29,094,208
Total revenue	$17,902,512	$9,556,590	$48,770,419	$29,094,208
Gross Profit	$12,590,947	$6,755,019	$34,277,098	$20,494,014
GP Percentage - product revenue	70.3%	70.7%	70.3%	70.4%
Pretax loss	$(6,043,477)	$(1,589,681)	$(13,420,961)	$(5,040,998)
Income tax benefit	$455,000	$-	$4,540,000	$-
Net loss	$(5,588,477)	$(1,589,681)	$(8,880,961)	$(5,040,998)

EBITDA (1)	$(4,269,601)	$(1,176,610)	$(9,348,944)	$(3,860,792)
Adjusted EBITDA (1)	$(3,787,398)	$(89,639)	$(5,403,621)	$(193,326)

	March 31,	June 30,
	2020	2019
	(unaudited)
Long Term Debt	$38,845,761	$-
Cash and cash equivalents	$39,725,456	$7,842,403

(1)	Definitions and disclosures regarding non-GAAP financial information including reconciliations are included at the end of this press release.

On September 27, 2019, Misonix acquired privately held Solsys Medical, LLC (“Solsys”). The actual results presented for the three months ended March 31, 2020 reflect the Company’s legacy Misonix operations as well as revenue and expenses from the acquired Solsys operations. The comparable three-month period ended March 31, 2019 reflects Misonix’s operations. The actual results presented herein for the nine months ended March 31, 2020 reflect the Company’s legacy Misonix operations as well as six months and four days of revenue and expenses from the acquired Solsys operations. The comparable nine-month period ended March 31, 2019 reflects Misonix’s operations. In addition, beginning with the fiscal first quarter of 2020, Misonix adopted certain changes in its quarterly financial results related to the presentation of its sales performance supplemental data to more accurately reflect the Company’s two separate sales channels - its surgical and wound product divisions. Going forward, the Company will present total, domestic and international sales performance supplemental data for its surgical and wound divisions. As a result, the Company will no longer present total, domestic and international sales performance supplemental data based on its consumables and equipment products.

Third Quarter Fiscal Year 2020 Highlights:

●	The onset of COVID-19 (“coronavirus”) materially impacted the industry and Misonix’s business in the third quarter of fiscal 2020 as hospitals were required to postpone elective procedures for non-immediate life-threatening conditions to accommodate capacity to treat patients effected by the COVID-19 pandemic.

●	As a result of the challenges associated with COVID-19, on April 2, 2020, the Company pre-announced its third quarter 2020 revenue results for the three-month period ended March 31, 2020 and withdrew its previously issued financial outlook for fiscal 2020 of product revenue growth in excess of 20% and gross profit margins of 70%.

●	Third quarter fiscal 2020 revenue increased 87.3% to $17.9 million, compared to $9.6 million in the third quarter of fiscal 2019. On a pro forma basis, assuming Misonix had acquired Solsys for the full third quarter of fiscal 2019, total revenue for fiscal third quarter 2020 increased 8.6%, including pro forma:

o	Domestic revenue growth of 19.7%.
o	International revenue decline of 24.7%.

●	In the third quarter of fiscal 2020, Misonix continued its limited market release of the Nexus platform, yielding domestic surgical growth of 41.4%.

●	Gross profit percentage on sales for the fiscal third quarter was 70.3%, compared with 70.7% in the prior fiscal year comparable quarter.

●	Operating expenses increased $9.6 million during the fiscal third quarter of 2020 as compared with the fiscal third quarter of 2019, resulting from the acquisition of Solsys Medical.

●	Net loss for the fiscal third quarter of 2020 was $5.6 million, or a loss of $0.34 per diluted share, compared to a net loss of $1.6 million, or a loss of $0.17 per share, in the prior year comparable period. The year-over-year decline was principally attributable to the acquisition of Solsys Medical and the negative impact of COVID-19 on market conditions.

●	In January 2020, Misonix completed an underwritten public offering yielding gross proceeds to the Company of $34.6 million, through the issuance of 1,868,750 shares of common stock at $18.50 per share.

Stavros Vizirgianakis, President and Chief Executive Officer of Misonix stated, “The COVID-19 pandemic presented serious challenges for the global healthcare industry during our fiscal third quarter, as the rapid increase in coronavirus patients placed an unprecedented strain on hospital capacity requiring providers to postpone most elective procedures. Despite these challenges, Misonix generated year-over-year product revenue growth of 87.3% in the third quarter and 67.6% for the first nine months of fiscal 2020, reflecting contributions from the September 2019 acquisition of Solsys Medical, the success of our recently launched Nexus platform and organic revenue growth across our product line.

“During the third quarter, we proceeded with an accelerated launch of our Nexus product while continuing to advance the integration of Solsys onto the Misonix platform. In addition, we continued to make significant strides in the development of our wound care division, including further training and integrating our sales team and refining our go to market strategy, as well as investing in various medical studies to further prove the efficacy of our solutions. Together, these initiatives helped to partially offset the impact of COVID-19 during the second half of the quarter. Starting in late February, we began to experience a slowdown across our international markets, with the domestic market slowing down in March, significantly impacting our top-line in the latter part of the quarter.

“As procedural volumes continued to decline into the fiscal fourth quarter, we have experienced a marked slowdown across both our surgical and wound business. To offset these challenges, we have undertaken meaningful measures to reduce operating expenses and have implemented a number of initiatives across the Company including salary reductions, headcount reductions, elimination of discretionary spending, restricting travel, and generally decreasing operating expenses throughout the Company and realigning our company-wide cost structure.

“As the world continues to confront the challenges brought on by the spread of the coronavirus, our top priority is the health and well-being of our employees and the doctors, patients and hospitals we serve. While this pandemic has presented serious challenges and setbacks for the healthcare industry, we believe our leading surgical and wound products and improving competitive positions in our markets combined with the experience of our team and the actions we are taking to reduce costs and support our liquidity position will be key factors in our ability to achieve our long-term growth potential and create new value for our shareholders. As hospitals across the United States and other geographies begin to allow elective procedures to once again take place, we are confident that demand for our solutions will return and that we will once again see growth across our business reflecting the value our solutions bring to both physicians and patient outcomes.”

Sales Performance Supplemental Data

	For the three months ended
	March 31,		Net change
	2020	2019	$	%
Total
Surgical	$9,102,711	$8,267,510	$835,201	10.1%
Wound	8,799,801	1,289,080	7,510,721	582.6%
Total	$17,902,512	$9,556,590	$8,345,922	87.3%

Domestic:
Surgical	$6,052,548	$4,278,936	$1,773,612	41.4%
Wound	8,725,868	1,130,842	7,595,026	671.6%
Total	$14,778,416	$5,409,778	$9,368,638	173.2%

International:
Surgical	$3,050,163	$3,988,574	$(938,411)	-23.5%
Wound	73,933	158,238	(84,305)	-53.3%
Total	$3,124,096	$4,146,812	$(1,022,716)	-24.7%

Joe Dwyer, Chief Financial Officer, added, “While we are pleased with our ability to generate healthy third quarter product revenue in the current environment, our top-line growth was not able to fully offset the acute challenges associated with COVID-19 during the quarter, resulting in a net loss for the fiscal third quarter of $5.6 million, compared to a loss of $1.6 million in the prior year. Total fiscal third quarter operating expenses were $17.9 million, an increase of $9.6 million compared to the prior year period, primarily reflecting the acquisition of Solsys and investments in a large wound research study.

“The precise depth and duration of COVID-19’s impact on our operations is uncertain as conditions continue to evolve. As a result, in early April, we announced that we were withdrawing our previously stated financial outlook for fiscal 2020 of product revenue growth in excess of 20% and gross profit margins of 70%. We are now anticipating a significant decline in revenue over the near- to mid-term.

“Despite the challenges ahead, Misonix is committed to ensuring that we are using every resource available to us to support our liquidity position and have taken actions to lower our cash burn rate that should enable us to overcome the anticipated reduction in revenue in the coming months. With a strong balance sheet reflecting over $39 million in cash at March 31, 2020, we believe Misonix is well positioned to withstand this challenging environment and we remain confident in the long-term prospects of our business.

“In summary, we have already taken meaningful steps to maintain maximum financial flexibility in order to support our operating initiatives, such as building additional finished goods inventory and further training our salesforce, so we are ready for the acceleration in demand and procedural volume we anticipate when the pandemic subsides. We intend to continue to actively manage our business to best position the Company for the longer term.”

Fiscal Third Quarter 2020 Conference Call

Misonix will host a conference call and webcast today, May 11, 2020, at 4:30 p.m. ET to discuss its financial results and operations and host a question and answer session. The dial in number for the audio conference call is 866-288-0540 (domestic) or 323-794-2094 (international), conference ID 6817863. Participants may also listen to a live webcast of the call at the Company’s website through the “Events and Presentations” section under “Investor Relations” at www.misonix.com. Following its completion, a replay of the webcast will be available for 30 days on the Company’s website, www.misonix.com.

About Misonix, Inc.

Misonix, Inc. (Nasdaq: MSON) designs, manufactures and markets minimally invasive ultrasonic medical devices used for precise bone sculpting, removal of soft and hard tumors and tissue debridement, primarily in the areas of neurosurgery, orthopedic surgery, plastic surgery, wound care and maxillo-facial surgery. The Company combined its SonicOne wound debridement application with the recently acquired TheraSkin product, a leading cellular skin substitute indicated for all wound treatments. The Company’s sales force operates as two divisions, Surgical (Neuro and Spine Applications) and Wound. At Misonix, Better Matters to us. That is why throughout the Company’s history, Misonix has maintained its commitment to medical technology innovation and the development of products that radically improve patient outcomes.

Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain “forward looking statements” that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include general economic conditions, the impact of COVID-19, or other pandemics, and the impact of related governmental, individual and business responses, including our ability to obtain or forecast accurate surgical procedure volume in the midst of the COVID-19 pandemic; the risk that the COVID-19 pandemic could lead to further material delays and cancellations of, or reduced demand for, surgical procedures; curtailed or delayed capital spending by hospitals and surgical centers; closures of our facilities; delays in gathering clinical evidence; diversion of management and other resources to respond to the COVID-19 outbreak; the impact of global and regional economic and credit market conditions on healthcare spending; the risk that the COVID-19 virus disrupts local economies and causes economies in our key markets to enter prolonged recessions; the ability of our staff to travel to work, our ability to maintain adequate inventories, delivery capabilities, the impact on our customers and supply chain, and the impact on demand in general; delays and risks associated with the performance of contracts, risks associated with international sales and currency fluctuations, uncertainties as a result of research and development, acceptable results from clinical studies, including publication of results and patient/procedure data with varying levels of statistical relevancy, risks involved in introducing and marketing new products, potential acquisitions, consumer and industry acceptance, litigation and/or court proceedings, including the timing and monetary requirements of such activities, the timing of finding strategic partners and implementing such relationships, regulatory risks including approval of pending and/or contemplated 510(k) filings, the ability to achieve and maintain profitability in the our business lines, access to capital, and other factors discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We disclaim any obligation to update our forward-looking statements.

Contact:
Joe Dwyer	Norberto Aja, Jennifer Neuman
Chief Financial Officer	JCIR
Misonix, Inc.	212-835-8500 or mson@jcir.com
631-694-9555

Misonix, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	For the three months ended		For the nine months ended
	March 31,		March 31,
	2020	2019	2020	2019
Revenues
Product	$17,902,512	$9,556,590	$48,770,419	$29,094,208
Total revenue	17,902,512	9,556,590	48,770,419	29,094,208

Cost of revenue	5,311,565	2,801,571	14,493,321	8,600,194
Gross profit	12,590,947	6,755,019	34,277,098	20,494,014

Operating expenses:
Selling expenses	11,609,943	4,414,710	28,611,090	13,950,357
General and administrative expenses	4,463,467	2,512,510	13,820,989	8,043,078
Research and development expenses	1,842,837	1,426,483	3,701,697	3,570,468
Total operating expenses	17,916,247	8,353,703	46,133,776	25,563,903
Loss from operations	(5,325,300)	(1,598,684)	(11,856,678)	(5,069,889)

Other income (expense):
Interest income	37,785	22,653	61,954	59,708
Interest expense	(755,528)	-	(1,624,659)	-
Other	(434)	(13,650)	(1,578)	(30,817)
Total other income (expense)	(718,177)	9,003	(1,564,283)	28,891

Loss from operations before income taxes	(6,043,477)	(1,589,681)	(13,420,961)	(5,040,998)

Income tax (expense) / benefit	455,000	-	4,540,000	-

Net loss	$(5,588,477)	$(1,589,681)	$(8,880,961)	$(5,040,998)

Net income loss per share:
Basic	$(0.34)	$(0.17)	$(0.64)	$(0.55)
Diluted	$(0.34)	$(0.17)	$(0.64)	$(0.55)

Weighted average shares - Basic	16,619,981	9,390,665	13,841,032	9,245,879
Weighted average shares - Diluted	16,619,981	9,390,665	13,841,032	9,245,879

Misonix, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	March 31,	June 30,
	2020	2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$39,725,456	$7,842,403
Accounts receivable, less allowance for doubtful accounts of $308,297 and $100,000, respectively	14,703,450	5,360,454
Inventories, net	12,916,742	7,353,562
Prepaid expenses and other current assets	2,026,315	835,044
Total current assets	69,371,963	21,391,463

Property, plant and equipment, net of accumulated amortization and depreciation of $12,098,275 and $10,545,810, respectively	7,160,952	4,198,721
Patents, net of accumulated amortization of $1,302,286 and $1,204,589, respectively	786,097	779,100
Goodwill	108,570,750	1,701,094
Contract assets	-	960,000
Intangible assets	21,702,803	-
Lease right of use and other assets	1,266,237	920,921
Total assets	$208,858,802	$29,951,299

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$5,798,976	$5,357,736
Accrued expenses and other current liabilities	6,739,617	2,488,514
Current portion of lease liabilities	342,658	-
Current portion of notes payable	1,250,000	-
Total current liabilities	14,131,251	7,846,250

Non-current liabilities:
Notes payable	38,845,761	-
Lease right of use liabilities	765,627	-
Other non-current liabilities	518,984	401,000
Total liabilities	54,261,623	8,247,250

Commitments and contingencies

Shareholders’ equity
Common stock, $.0001 and $.01 par value-shares authorized 40,000,000; 17,361,685 and 9,646,728 shares issued and outstanding in each period	1,736	96,468
Additional paid-in capital	185,369,301	43,500,478
Accumulated deficit	(30,773,858)	(21,892,897)
Total shareholders’ equity	154,597,179	21,704,049

Total liabilities and shareholders’ equity	$208,858,802	$29,951,299

Use of Non-GAAP Financial Measures

The Company has presented the following non-GAAP financial measures in this press release: pro forma revenue, EBITDA and adjusted EBITDA. Pro forma revenue gives effect to the acquisition of Solsys Medical, as if the acquisition had occurred at the beginning of the periods presented. The Company defines EBITDA as the net loss as reported under GAAP, plus depreciation and amortization expense, interest expense and income tax benefit. The Company defines Adjusted EBITDA as EBITDA plus non-cash stock compensation expense, merger and acquisition costs, contract asset reserves and engineering costs associated with its development of Nexus.

Due to the significant effect that the acquisition of Solsys had on our results of operations, and in order to provide more meaningful period over period comparisons, we present herein certain financial information on a “pro forma basis”. Unless otherwise defined, pro forma basis reflects financial results that have been compiled by adding Misonix’s historical revenue and corporate and administrative expenses to the historical revenue and corporate and administrative expenses of Solsys, as if it been acquired on July 1, 2018, the beginning of the earliest period that Misonix’s information is presented.

Pro forma basis financial information do not include any adjustments for other events attributable to the acquisition of Solsys. Certain of the pro forma basis financial information has been derived from, and adjusted based on, unaudited financial information prepared by Solsys, which Misonix cannot independently verify. We cannot assure you that such financial information would not be materially different if such information were audited and no assurances can be provided as to the accuracy of such information, or that our actual results would not differ materially from the pro forma basis financial information if the acquisition of Solsys had been completed at the stated date. In addition, the presentation of pro forma basis may not comply with GAAP or the requirements for pro forma financial information under Regulation S-X under the Securities Act.

We present these non-GAAP measures because we believe these measures are useful indicators of our operating performance. Our management uses these non-GAAP measures principally as a measure of our operating performance and believes that these measures are useful to investors because they are frequently used by analysts, investors and other interested parties to evaluate the operating performance of companies in our industry. We also believe that these measures are useful to our management and investors as a measure of comparative operating performance from period to period.

	Three Months Ended
	March 31,		Net Increase
	2020	2019	$	%

Revenue as reported	$17,902,512	$9,556,590	$8,345,922	87.3%
Solsys revenue	-	6,931,552

Pro forma revenue	$17,902,512	$16,488,142	$1,414,370	8.6%

	Nine Months Ended
	March 31,		Net Increase
	2020	2019	$	%

Revenue as reported	$48,770,419	$29,094,208	$19,676,211	67.6%
Solsys revenue	8,381,196	18,642,439

Pro forma revenue	$57,151,615	$47,736,647	$9,414,968	19.7%

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2020	2019	2020	2019

EBITDA:
Net loss	$(5,588,477)	$(1,589,681)	$(8,880,961)	$(5,040,998)
Income tax benefit	(455,000)	-	(4,540,000)	-
Depreciation and amortization	1,018,348	413,071	2,447,359	1,180,206
Interest expense	755,528	-	1,624,658	-
EBITDA	(4,269,601)	(1,176,610)	(9,348,944)	(3,860,792)

Non-cash stock compensation	482,203	384,588	1,231,939	1,889,175
M&A transaction fees	-	-	1,753,384	-
Reserve for contract asset	-		960,000	-
Nexus next generation engineering	-	702,383	-	1,778,291
Adjusted EBITDA	$(3,787,398)	$(89,639)	$(5,403,621)	$(193,326)